U.S. EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/16/02  	Accenture LTD

Shares            Price         Amount
49,800  	 $20.00        $996,000
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.50       N/A 	 0.05%	            0.06%

Brokers
Morgan Stanley & Co., Inc.

Underwriters of Accenture LTD

Underwriters          	                       Shares
Morgan Stanley & Co., Inc.                   42,064,162
Credit Suisse First Boston Corp.              9,347,592
Deutsche Bank Securities, Inc.                6,823,742
J.P. Morgan Securities, Inc.                  6,823,742
Salomon Smith Barney, Inc.                    6,823,742
UBS Warburg LLC                               6,823,742
Lehman Brothers, Inc.                         4,206,416
Banc of America Securities LLC                3,739,036
ABN AMRO Rothschild LLC                       2,149,943
SG Cowen Securities Corp.                       934,759
First Union Securities, Inc.                    934,759
Cazenove, Inc.                                  467,380
Chatsworth Securities LLC                       467,380
Needham & Company, Inc.                         467,380
Pacific Growth Equities, Inc.                   467,380
Punk, Ziegel & Company LP                       467,380
Thomas Weisel Partners LLC                      467,380

Total                                        93,475,915


U.S. EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
6/6/02  	Nortel Networks Corp.

Shares            Price         Amount
641,100  	  $1.41        $903,951
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.056      3.97% 	 0.12%	            0.29%

Brokers
Credit Suisse First Boston Corp.

Underwriters of Nortel Networks Corp.

Underwriters*                              Shares*

Total                                    550,000,000

*Underwriters and shares were not
 available at time of filing.


U.S. EQUITY FUND
Section 10f-3 Transactions



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/01/02	CIT Group, Inc.

Shares            Price         Amount
83,100	          $23.00  	$1,911,300

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.92        N/A	0.04%	          0.08%

     Broker
Goldman Sachs & Co.

Underwriters of CIT Group, Inc.

Underwriters     	            Principal Amount

Lehman Brothers, Inc.    	     $  437,500,000
Salomon Smith Barney, Inc.              437,500,000
Credit Suisse First Boston Corp.	125,000,000
Goldman, Sachs & Co.			125,000,000
J.P. Morgan Securities Inc.		125,000,000

Total                                $1,250,000,000


U.S. EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/10/02  	Seagate Technology Holdings

Shares            Price         Amount
93,428  	 $12.00        $1,121,136
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.51       N/A 	 0.13%	            0.44%

Brokers
Morgan Stanley & Co., Inc.
Salomon Smith Barney, Inc.

Underwriters of Seagate Technology Holdings

Underwriters          	                       Shares
Morgan Stanley & Co., Inc.                   14,137,500
Salomon Smith Barney, Inc.                   14,137,500
Goldman, Sachs & Co.			      9,787,500
J.P. Morgan Securities, Inc.                  9,787,500
Bear, Stearns & Co. Inc.		      2,610,000
Credit Suisse First Boston Corp.              2,610,000
Lehman Brothers, Inc.                         2,610,000
Merrill Lynch, Pierce, Fenner & Smith Inc.    2,610,000
Thomas Weisel Partners LLC                    2,610,000
Blaylock & Partners, L.P.		      1,450,000
CMG Institutional Trading, L.L.C.	      1,450,000
A.G. Edwards & Sons, Inc.		      1,450,000
Pacific Crest Securities, Inc.		      1,450,000
Pacific Growth Equities, Inc.                 1,450,000
Prudential Securities Incorporated	      1,450,000
RBC Dain Rauscher Inc.			      1,450,000
SoundView Technology Corporation	      1,450,000

Total                                        72,500,000